Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We consent to the reference to our firm under the caption “Experts” in this Registration Statement (Form S-3) and related Prospectus of Forestar Group Inc. and subsidiaries (Forestar Group) for the registration of common stock, preferred stock, debt securities, guarantees of debt securities, warrants, stock purchase contracts, stock purchase units and preferred stock purchase rights and to the incorporation by reference therein of our reports effective December 31, 2012, December 31, 2011, and December 31, 2010 and dated February 14, 2013, January 24, 2012, and February 25, 2011, respectively, used in Forestar Group’s Annual Report (Form 10-K) for the year ended December 31, 2012, and Forestar Group’s Current Report on Form 8-K, dated November 20, 2013, filed with the Securities and Exchange Commission .

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ C.H. (Scott) Rees III
C.H. (Scott) Rees III, P.E.
Chairman and Chief Executive Officer

Dallas, Texas

November 20, 2013